Exhibit 23.5

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Post-Effective Amendment No. 7 to Registration Statement No. 333-164313 of Phillips Edison – ARC Shopping Center REIT Inc. on Form S-11 of:

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Our report dated February 22, 2011, relating to the statement of revenues and certain operating expenses of Lakeside Plaza for the year ended December 31, 2009 appearing in the Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated February 22, 2011

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Our report dated February 22, 2011, relating to the statement of revenues and certain operating expenses of Snow View Plaza for the year ended December 31, 2009 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated February 22, 2011

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Our report dated August 22, 2011, relating to the statement of revenues and certain operating expenses of St. Charles Plaza for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated August 22, 2011

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Our report dated December 27, 2011, relating to the combined statement of revenues and certain operating expenses of Centerpoint and Southampton Village for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated December 27, 2011

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Our report dated December 27, 2011, relating to the statement of revenues and certain operating expenses of Burwood Village for the year ended December 31, 2010 appearing in Form 8-K/A of Phillips Edison – ARC Shopping Center REIT Inc., dated December 27, 2011

We also consent to the reference to us under the heading “Experts” in such prospectus.

/s/ Deloitte & Touche LLP

Cincinnati, Ohio

February 1, 2012